EXHIBIT 10.2
                                  ------------

                               PURCHASE AGREEMENT

This agreement dated on this 22 day of May 1998 by and between Stephen Wells ("Seller") and Twistee Treat Corp. ("Buyer").

WHEREAS Seller owns fifty percent (50%) interest in Twistee Treat Southeast, Inc., and Buyer is desirous of acquiring Seller's interest as well as the interest owned by Howard Hochrad. Buyer previously paid Seller an option fee toward this purchase.

WHEREAS Buyer has entered into a separate agreement with Howard Hochrad to acquire his fifty percent (50%) interest for the purpose of acquiring all of the assets of Twistee Treat Southeast.

THEREFORE, Buyer agrees to purchase all of Seller's interest for a sum of $150,000. Seller shall apply the option fee of $12,500 previously paid toward the purchase price as a down payment upon the execution of this agreement. The remaining balance of $137,500 shall be paid as follows:

                  PAYMENT NUMBER         DUE DATE       AMOUNT
                -------------------  --------------  ----------

                 First payment due    September 1998  $  12,500
                 Second payment due   October 1998    $   6,250
                 Third payment due    April 1999      $  12,500
                 Fourth payment due   June 1999       $  12,500
                 Fifth payment due    July 1999       $  12,500
                 Sixth payment due    August 1999     $  12,500
                 Seventh payment due  September 1999  $  18,750
                 Eighth payment due   October 1999    $  18,750
                 Ninth payment due    November 1999   $  18,750
                 Tenth payment due    December 1999   $  12,500

The  final  payment  shall  include  all unpaid accrued interest at nine percent
(9%).

Seller hereby acknowledges that Buyer is acquiring all rights, title and interest to Twistee Treat assets previously acquired by Stephen Wells and subsequently assigned to Twistee Treat Southeast, Inc. and Buyer may enter into Regional Developer and or Franchise Agreements within the territory evolving the assets being purchased. If Buyer shall default upon the payments Seller may at his sole option sell this Agreement in default and Seller shall then be the beneficiary of any such agreements entered by Buyer.

Agreed  to  this  22  day  of  May  1998
Buyer:  TWISTEE  TREAT  CORPORATION
Seller:  STEPHEN  B.  WELLS

By:               /s/
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Date:          22/5/98
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